Exhibit 10.12A
1st Amendment of the
Distribution Agreement, of April 1, 2005
between Fluidigm Corporation, a corporation of the State of California, having an office at 7100 Shoreline Court, South San Francisco CA 94080, United States of America (“FC”), and Eppendorf AG, a German corporation, having its headquarter at Barkhausenweg 1, D-22339 Hamburg, Germany (“EAG”), each hereinafter referred to as the “Party” or collectively called the “Parties”.
WHEREAS, FC desires to calibrate and adjust the special brand version of the EAG Mastercycler personal distributed by FC for the exclusive handling of FC microfluidic chips.
NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained in this Amendment, the Parties hereto hereby agree to amend § 11 and § 18 as follows:
§ 11 will be supplemented by a new paragraph:
The Warranty as specified above will not be affected, with the exception of subsequent damages of the Cycler as a result of incorrect execution of the calibration and/or adjustment.
§ 18 will be supplemented by the following new paragraphs:
EAG has agreed to send the protocol for calibration / adjustment under the assumption, that the first 2 — 3 cyclers from the stock of FC will be used for testing.
With the start of the testing, the serial numbers of the cyclers adjusted or calibrated by FC will be documented and sent to Eppendorf for notification.
Any additional cyclers treated in this way will also be documented by FC and FC will inform EAG about this by sending the serial numbers for those cyclers.
All other terms and conditions of the Distribution Agreement shall remain in full force and effect and no fee will be charged for the services described above.
This Amendment is effective as of December 1, 2007.
IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.
South San Francisco, the

Fluidigm Corporation President / CEO
/s/ Gajus V. Worthington
Gajus V. Worthington
Hamburg, the July 10, 2008

Eppendorf AG

/s/ Heinz Gerhard Koehn, Ph. D.	/s/ Michael Schroeder, Ph. D.

Heinz Gerhard Koehn, Ph. D.	Michael Schroeder, Ph. D.
Board Member, Technology	Board Member, Marketing and Sales